                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             McAfee.com Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                 [McAfee LOGO]

                             2000 NOTICE OF ANNUAL
                             STOCKHOLDERS' MEETING
                              AND PROXY STATEMENT

                                  MAY 25, 2000
                                    10:00 AM
                                    TECHMART
                           5201 GREAT AMERICA PARKWAY
                         SANTA CLARA, CALIFORNIA 95054

                                 [MCAFEE LOGO]

                             MCAFEE.COM CORPORATION
                               2805 BOWERS AVENUE
                         SANTA CLARA, CALIFORNIA 95051

                                                                  April 25, 2000

Dear McAfee.com Stockholder:

     You are cordially invited to join us at the Annual Meeting of Stockholders of McAfee.com on May 25, 2000, at 10:00 a.m. Pacific Time at the Techmart, 5201 Great America Parkway, Santa Clara, California, 95054.

     At the Annual Meeting, you will be asked to consider and vote upon the following:

     1. To elect two directors for three-year terms; and

     2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2000 fiscal year.

     The attached Proxy Statement presents the details of these proposals.

     FOR FURTHER INFORMATION REGARDING THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING, I URGE YOU TO CAREFULLY READ THE ACCOMPANYING PROXY STATEMENT, DATED APRIL 25, 2000. If you have questions about these proposals or would like additional copies of the Proxy Statement, you should contact Evan Collins, Chief Financial Officer and Secretary of McAfee.com Corporation, 2805 Bowers Avenue, Santa Clara, California 95051; telephone: (408) 572-1500. It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

     On behalf of the Board of Directors, I would like to thank you for your continued interest in the affairs of McAfee.com. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Srivats Sampath

                                          Srivats Sampath
                                          Chief Executive Officer

                                 [McAfee LOGO]

                             MCAFEE.COM CORPORATION
                               2805 BOWERS AVENUE
                         SANTA CLARA, CALIFORNIA 95051

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of McAfee.com Corporation will be held on Thursday May 25, 2000, at 10:00 a.m. Pacific time at the Techmart, 5201 Great America Parkway, Santa Clara, California, 95054, for the following purposes:

     1. To elect two directors for three-year terms;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2000 fiscal year; and

     3. To transact any other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 3, 2000 are entitled to notice of and to vote at the meeting. For ten days prior to the meeting, a complete list of these stockholders will be available during ordinary business hours at our principal office.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person, even though he or she has previously returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Evan S. Collins
                                          Evan S. Collins
                                          Secretary

Santa Clara, California
April 25, 2000

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
PROCEDURAL INFORMATION......................................      1
PROPOSALS TO BE VOTED ON....................................      3
BOARD OF DIRECTORS..........................................      3
  Biographies...............................................      4
  Meetings..................................................      5
  Compensation..............................................      5
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND                  6
  MANAGEMENT................................................
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....      8
COMPARISON OF STOCKHOLDER RETURN............................     10
EXECUTIVE COMPENSATION......................................     11
  Summary Compensation Table................................     11
  Option Grants in 1999.....................................     12
  Option Exercises and Holdings.............................     12
OTHER INFORMATION...........................................     15

                          PROXY STATEMENT FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS

GENERAL

     The accompanying proxy is solicited by our Board of Directors for use at the 2000 Annual Meeting of Stockholders to be held May 25, 2000 at 10:00 a.m., Pacific time or any adjournment thereof. This proxy statement contains important information for you to consider when deciding on how to vote on the matters brought before the meeting. PLEASE READ IT CAREFULLY.

     Our complete mailing address is McAfee.com Corporation, 3965 Freedom Circle, Santa Clara, California 95054. Our principal office is located at 2805 Bowers Avenue, Santa Clara, California 95051 and our telephone number is (408) 572-1500.

     This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about April 25, 2000.

STOCKHOLDERS ENTITLED TO VOTE; VOTE REQUIRED

     Only stockholders owning our shares at the close of business on April 3, 2000 are entitled to notice of and to vote at the Annual Meeting. This date may be referred to as the record date in this Proxy Statement. A complete list of these stockholders entitled to notice of and to vote at the Annual Meeting will be available during ordinary business hours at our principal office for ten days prior to the meeting.

     As of the record date, there were 7,696,505 shares of Class A common stock issued and outstanding and 36,000,000 shares of Class B common stock issued and outstanding. As of the record date, there were approximately 94 holders of record of the Class A common stock. Network Associates, Inc. holds all of our outstanding Class B common stock. Each holder of record of our Class A common stock on the record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Annual Meeting. Each holder of record of our Class B common stock on the record date is entitled to three votes per share. Holders of Class A common stock and Class B common stock will vote together as a single class in all matters. A plurality of the shares present in person or represented by proxy at the meeting, entitled to vote in the election and actually cast, will elect the directors. In all other matters submitted to a vote of stockholders, a majority of the votes actually cast will be required for approval.

     Based on its ownership of approximately 82.4% of our outstanding common stock and 93.4% of our outstanding voting power, Network Associates has the voting power to adopt and approve all the proposals and elect all directors.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date. Network Associates intends to be present at the meeting and, provided they are, a quorum will be present for all matters. Shares that are voted either in person or by proxy "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" will be treated as being present at the meeting for purposes of establishing a quorum and also will be treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for the purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal (though will have no effect on the election of directors).

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on a proposal.

PROXIES

     This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our board of directors for use at the Annual Meeting, and is accompanied by a form of proxy. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting.

     All shares of our common stock which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted as recommended by our Board of Directors.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of McAfee.com, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to McAfee.com before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to McAfee.com Corporation, 3965 Freedom Circle, Santa Clara, California 95054, Attention: Secretary, or hand delivered to the Secretary of McAfee.com at or before the taking of the vote at the Annual Meeting.

     The cost of soliciting proxies, including the preparation, assembly, printing and mailing of the Proxy Statement, the proxy material and any other material provided to stockholders, will be borne by McAfee.com. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals by our stockholders which are intended to be presented by such stockholders at our 2001 Annual Meeting must have been received by us no later than December 28, 2000 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to us at our principal place of business in accordance with our bylaws and the requirements set forth in the Securities Exchange Act of 1934, no later than December 28, 2000. Stockholders wishing to make nominations for directors should contact the Corporate Secretary for details of the information to be included in such a nomination.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes of directors serving staggered three-year terms that expire at successive annual meetings. This year, we have nominated Mr. Frank Gill and Mr. Prabhat Goyal, the two directors whose terms expire at the annual meeting, for additional three-year terms that will expire at our annual meeting in 2003. The term of Mr. Srivats Sampath expires at the annual meeting of stockholders in 2001. The terms of Mr. William Larson and Mr. Richard Schell expire at the annual meeting of stockholders in 2002. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Gill and Mr. Goyal. If either Mr. Gill or Mr. Goyal is unable to or declines to serve as a director at the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that either Mr. Gill or Mr. Goyal will be unable or will decline to serve as a director.

     The two nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as Class I directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for the purpose of determining the presence or absence of a quorum, but, under Delaware law, it will have no legal effect upon the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

PROPOSAL NO. 2 -- SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants to audit our financial statements for the fiscal year ending December 31, 2000. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

     The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting will be required to approve this Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS.

                               BOARD OF DIRECTORS

     We have a classified Board of Directors, currently consisting of five members, which is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the term of one class of directors expires. Directors in each class serve for terms of three years.

     Under a voting agreement with Network Associates, for so long as Network Associates owns at least 20% of our outstanding voting power, it will vote its shares of our capital stock in favor of the election of two independent directors.

     The table below shows our current directors.

                                                                            YEAR OF
                                                                           EXPIRATION    DIRECTOR
             NAME                AGE         PRINCIPAL OCCUPATION           OF TERM       SINCE
             ----                ---         --------------------          ----------    --------
Nominees for Class I Directors:
  Frank Gill...................  56     Private Investor                      2000         1999
  Prabhat K. Goyal.............  45     Vice President of Finance and         2000         1999
                                        Chief Financial Officer,
                                        Networks Associates, Inc.
Continuing Class II Director:
  Srivats Sampath..............  42     President and Chief Executive         2001         1999
                                        Officer, McAfee.com Corporation
Continuing Class III Directors:
  William L. Larson............  43     Chief Executive Officer and           2002         1998
                                        Chairman of the Board, Networks
                                        Associates, Inc.
  Richard Schell...............  50     President and Chief Executive         2002         1999
                                        Officer of iSharp, Inc.

Except as described below, each director has engaged in his principal occupation described above for the past five years. There are no family relationships among any of our directors or executive officers.

BIOGRAPHIES

     Frank Gill has served as a director at McAfee.com since September 1999. Mr. Gill is a 23-year veteran of Intel Corporation where he held a variety of positions in sales and marketing, product development, and manufacturing operations. At the time of his retirement in June 1998, he was an Executive Vice President of Intel. Mr. Gill also serves as a director of Inktomi Corporation, Logitech, Inc., Niku, Inc., Tektronix, Inc. and Telecom Semiconductor. Mr. Gill received his B.S. degree in electrical engineering from the University of California at Davis.

     Prabhat Goyal has served as a director at McAfee.com since September 1999. Since March 1996, Mr. Goyal has served in various capacities at Network Associates. Since July 1996, he has served as Vice President of Finance and Chief Financial Officer, and from March 1996 to June 1996, he served as Corporate Controller and Treasurer of Network Associates. From November 1991 to March 1996, Mr. Goyal was employed in various capacities ultimately serving as Director, Finance and OEM Development, of the Solaris Products Group of SunSoft, Inc., a software company. Mr. Goyal received his B.S. in economics from the London School of Economics and an MBA from the University of Chicago. Mr. Goyal is also a Chartered Accountant and member of the Institute of Chartered Accountants in England and Wales.

     Srivats Sampath has served as our President and Chief Executive Officer since December 1998. Mr. Sampath has over 15 years of experience serving in management and executive roles in the computer industry. From June 1998 to December 1998, Mr. Sampath served as the Vice President of Worldwide Marketing of Network Associates. From June 1996 to December 1997, Mr. Sampath served as the Vice President of Product Marketing for Netscape Communications, a provider of Internet software and services. From June 1993 to June 1996, Mr. Sampath served as the President and Chief Executive Officer of Discussions Corporation, a company that he founded to develop e-mail based groupware solutions. From 1991 to 1993, Mr. Sampath served as the Director of Product Marketing for Network and Security Products of Central Point Software, Inc. From 1984 to 1991, Mr. Sampath managed the LAN Enhancement Operations and Microcomputer Communications Division of Intel Corporation. Mr. Sampath also serves on the boards of WebTrends Corporation and Cadabra.com. Mr. Sampath received his B.S. degree in electronics and telecommunications engineering from Madras University in India.

     William Larson has served as a Director and Chairman of the Board of McAfee.com since our formation in December 1998. Since September 1993, Mr. Larson has served as Chief Executive Officer of Network Associates, and since October 1993 he has served as President and a director. Since April 1995, Mr. Larson has been the Chairman of the Board of Directors of Network Associates. Mr. Larson also serves on the board of directors of BackWeb Technologies, an Internet software company. Mr. Larson received his B.S. degree from the Wharton School of the University of Pennsylvania and a J.D. from Stanford University.

     Richard Schell has served as a director at McAfee.com since September 1999. Dr. Schell has spent 20 years in the high-tech industry. Most recently, from October 1994 to February 1998, Dr. Schell served as Senior Vice President at Netscape Communications where he led the engineering team and then moved on to head up the Client Product Division. Prior to Netscape, from January 1993 to October 1994, Dr. Schell was Vice President of Engineering at Central Point Software, now part of Symantec. From 1989 to 1992, Dr. Schell served as Vice President of the Languages and Database business for Borland International. Dr. Schell received his A.B., M.S. and Ph.D. in computer science from the University of Illinois.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

     During 1999, the Board of Directors held 2 meetings. Each director attended at least 75% of all Board and applicable meetings during 1999. Our Board of Directors has an Audit Committee and a Compensation Committee.

     THE AUDIT COMMITTEE reviews, acts and reports to our Board of Directors on various auditing and accounting matters, including the appointment of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. As our initial public offering occurred in December 1999, our Audit Committee held no meetings in 1999. Members: Frank Gill, Richard Schell and Prabhat Goyal.

     Mr. Gill and Mr. Schell are "independent" members of the Audit Committee as defined under the National Association of Securities Dealers' listing standards. Mr. Goyal is not "independent" due to his employment as Chief Financial Officer of Network Associates. As of March 31, 2000, Network Associates owned 36,000,000 shares of our Class B common stock, representing approximately 82.4% of our outstanding common stock and approximately 93.4% of the overall voting power of our capital stock. Although our Board of Directors has determined that Mr. Goyal is not independent, our Board of Directors has determined that Mr. Goyal's Audit Committee membership is required by the best interests of our company and our stockholders. This is so particularly in light of the exceptional and limited circumstances surrounding Network Associates' ownership of our stock, licensing of technology to us and from us, and the scope and nature of services provided by Network Associates to us.

     The Audit Committee has adopted a written charter which is attached to this Proxy Statement as Annex A.

     THE COMPENSATION COMMITTEE establishes salaries, incentives and other forms of compensation for officers and other employees. The Committee also administers our incentive compensation and benefit plans. The Compensation Committee held no meetings during 1999. Members: William Larson; Frank Gill; Richard Schell.

COMPENSATION OF DIRECTORS

     Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses for attending board and board committee meetings.

     Our director option plan was adopted by our board and approved by Network Associates, our sole stockholder in September 1999. Members of the board who are not our employees, or employees of any parent, subsidiary or affiliate of McAfee.com, are eligible to participate in the plan unless they are representatives of venture capital funds or corporate investors. The option grants under the plan will be automatic and nondiscretionary, and the exercise price of the options will be the fair market value of the Class A common stock on the date of grant.

     In connection with their addition to our board in September 1999, Messrs. Gill and Schell were each granted an option to acquire 75,000 shares of our Class A common stock under our 1999 stock plan. Each eligible director, other than Messrs. Gill and Schell, who is or becomes a member of the board will be granted an option to purchase 40,000 shares of our Class A common stock under our director option plan. Each eligible director, including Messrs. Gill and Schell, will automatically be granted an additional option on the anniversary date of their service as a director to purchase 10,000 shares of Class A common stock if the director has served continuously as a member of the board since the date of the director's initial grant.

     The options will have ten-year terms, but will terminate three months after the date the director ceases to be a director or six months after a termination if the termination is due to death or disability.

     All options granted under the directors plan will become exercisable over a four year period with 25% of the shares exercisable after one year and the remainder vesting at a rate of 2.083% each subsequent month, so long as the optionee continues as a member of the board or as a consultant of McAfee.com. In the event of our dissolution or liquidation, or a "change in control" transaction, options granted under the plan will become fully vested and immediately exercisable if not otherwise assumed or substituted by the acquiror, or if the optionee does not continue to serve as a director.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table as of April 15, 2000 shows the number of shares of common stock:

     (a) owned by owners of more than 5% of any class of our outstanding capital stock. This information is as of the latest reports by those entities, received by us.

     (b) owned by our Chief Executive Officer and our Chief Financial Officer (who collectively we refer to in this Proxy Statement as the "Named Officers"). We had no other executive officers during fiscal year 1999.

     (c) each of our directors and nominees.

                                                   NUMBER OF                 PERCENT OF ALL   PERCENT OF
                                                     SHARES       VESTED      OUTSTANDING     OUTSTANDING
      NAME AND ADDRESS OF BENEFICIAL OWNERS         OWNED(1)    OPTIONS(2)       SHARES          CLASS
      -------------------------------------        ----------   ----------   --------------   -----------
5% STOCKHOLDERS
Network Associates, Inc. Class B(3)..............  36,000,000          --         82.4%           100%
  3965 Freedom Circle
  Santa Clara, CA 95054
The TCW Group, Inc. Class A(4)...................   1,637,808          --          3.7%          21.3%
  865 South Figueroa Street
  Los Angeles, CA 90017
Putnam Investments, Inc. Class A(5)..............     809,000          --          1.9%          10.5%
  One Post Office Square
  Boston, MA 02109
NAMED EXECUTIVE OFFICERS & DIRECTORS
Srivats Sampath(6)...............................      16,980     318,750            *
Evan Collins(7)..................................       3,980          --            *
William Larson(8)................................  36,000,000     900,000         84.4%
Prabhat Goyal(9).................................          --     360,000            *
Frank Gill(10)...................................          --          --           --
Richard Schell(11)...............................          --          --           --
Executive officers and directors as a group (6
  persons).......................................  36,020,960   1,578,750         86.1%

---------------
  *  Less than 1%.

 (1) Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. The ownership is shown as a percentage of all outstanding shares and of the relevant class of common stock. To our knowledge, each person, has sole voting and investment power over the shares unless otherwise noted. The SEC rules for the determination of beneficial ownership are very complex. However, generally shares owned directly, plus those controlled (e.g. owned by members of their immediate families), are considered beneficially owned. Excludes shares that may be acquired through stock option exercises.

 (2) Includes shares that are currently exercisable or will become exercisable within 60 days of April 15, 2000.

 (3) According to Schedule 13G filed with the Commission on February 10, 2000 Network Associates has the following power with respect to these shares:

        - deemed to have sole power to vote or to direct the vote     36,000,000 Class B common
                                                                      shares
        - deemed to have sole power to dispose or direct the          36,000,000 Class B common
          disposition                                                 shares

 (4) According to Schedule 13G filed with the Commission on March 16, 2000 The TCW Group, Inc. has the following power with respect to these shares:

        - deemed to have shared power to vote or to direct the       1,637,808 Class A common
          vote                                                       shares
        - deemed to have shared power to dispose or direct the       1,637,808 Class A common
          disposition                                                shares

 (5) According to Schedule 13G filed with the Commission on March 10, 2000 Putnam Investments, Inc. has the following power with respect to these shares:

        - deemed to have shared power to vote or to direct the        118,500 Class A common
          vote                                                        shares
        - deemed to have shared power to dispose or direct the        809,000 Class A common
          disposition                                                 shares

 (6) Mr. Sampath has an option to purchase 900,000 shares of our Class A common stock, 318,750 of which will be vested or exercisable as of June 15, 2000. Mr. Sampath is also deemed the beneficial owner of 68,749 shares of common stock of Network Associates, the parent company of McAfee.com, all of which shares may be acquired by Mr. Sampath pursuant to presently exercisable options. These shares represent less than 1% of the voting power of the outstanding capital stock of Network Associates.

 (7) Mr. Collins has options to purchase 170,000 shares of our Class A common stock, none of which will be vested or exercisable as of June 15, 2000. Mr. Collins is also deemed the beneficial owner of 61,222 shares of common stock of Network Associates, the parent company of McAfee.com, all of which shares may be acquired by Mr. Collins pursuant to presently exercisable options. These shares represent less than 1% of the voting power of the outstanding capital stock of Network Associates.

 (8) Includes the 36,000,000 shares of Class B common stock owned by Network Associates and the 900,000 shares of Class A common stock issuable upon exercise of an immediately exercisable option issued to Mr. Larson on January 15, 1999 and held in trusts for which Mr. Larson or his wife act as trustee. Mr. Larson is chief executive officer, president and chairman of the board of Network Associates. Excluding the shares attributed to him which are owned by Network Associates, of which Mr. Larson disclaims beneficial ownership, the number of shares Mr. Larson beneficially owned would be 900,000, all of which shares may be acquired pursuant to presently exercisable options. Mr. Larson is also deemed the beneficial owner of 2,032,542 shares of common stock of Network Associates, the parent company of McAfee.com, 2,031,887 of which shares may be acquired by Mr. Larson pursuant to presently exercisable options. These shares represent approximately 1.5% of the voting power of the outstanding capital stock of Network Associates.

 (9) Consists of 360,000 shares of Class A common stock issuable upon exercise of an immediately exercisable option issued to Mr. Goyal on January 15, 1999. Mr. Goyal is also deemed the beneficial owner of 634,830 shares of common stock of Network Associates, the parent company of McAfee.com, 630,051 of which shares may be acquired by Mr. Goyal pursuant to presently exercisable options. These shares represent less than 1% of the voting power of the outstanding capital stock of Network Associates.

(10) Mr. Gill has an option to purchase 75,000 shares of our Class A common stock, none of which will be vested or exercisable as of June 15, 2000.

(11) Mr. Schell has an option to purchase 75,000 shares of our Class A common stock, none of which will be vested or exercisable as of June 15, 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 1999, the Compensation Committee of the Board of Directors consisted of William Larson, Frank Gill and Richard Schell, none of whom has served as our employee or officer at any time. The Compensation Committee is responsible for setting and administering policies governing compensation of executive officers, including the annual Bonus Plan and the 1999 Stock Plan. In addition, the Compensation Committee reviews compensation levels of other management level employees, evaluates the performance of management and reviews other compensation-related issues.

COMPENSATION POLICIES

     Our compensation policy is designed to enable us to attract, retain and reward executive officers who are likely to contribute to our long-term success. The Compensation Committee also believes that a strong correlation should exist between executive compensation, business objectives and our overall performance.

     In preparing the performance graph for this Proxy Statement, we have selected the CRSP Total Return Industry Index for NASDAQ Computer and Data Processing Services Stock Index ("CRSP Index"). The companies which we use for comparison of salary and compensation information are not necessarily those included in the CRSP Index, because they were determined not to be competitive with us for executive talent or because compensation information was not available.

COMPONENTS OF COMPENSATION

     There are three components of our executive compensation program, which are intended to attract and retain executive officers and to motivate them to improve our financial position and to create value for our shareholders.

  Salary

     The Compensation Committee strives to offer salaries to its executive officers, which are competitive with salaries offered by companies of similar size and capitalization in the software industry. Base salaries are reviewed on an annual basis and are subject to adjustment based upon the individual's contribution to us and changes in salary levels offered by comparable companies. In determining executive officers' salaries, the Compensation Committee considers information provided by our Chief Executive Officer with respect to individual officer responsibilities and performance, as well as salary surveys and similar data available from independent sources.

  Bonuses

     Awards under our Bonus Plan for 1999 were contingent upon us achieving certain performance goals established by the Board of Directors. For executive officers other than the Chief Executive Officer, awards are also contingent on the achievement of individual performance objectives. Target amounts of bonuses for each executive officer are set annually by the Committee and are specifically weighted for identified financial, management, strategic and operational goals. The Committee reviews performance against the goals and approves payment of the bonuses. In 1999, bonuses awarded under the plan to Mr. Sampath, our Chief Executive Officer, totaled $62,608. The bonus received by Mr. Sampath under the plan was 21% of his total cash compensation. Bonuses awarded under the plan in 1999 to Mr. Collins, our Chief Financial Officer represented 31% of his total cash compensation.

  Equity Incentives

     The Committee believes that employee equity ownership provides a major incentive to employees in building stockholder value and serves to align the interests of employees with the interests of our stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers the position of the officer, the current stock ownership of the officer, the number of shares which continue to be subject to vesting under outstanding options and the expected future contribution of the officer to our performance, giving primary weight to the officer's position and his or her expected future contributions. In addition, we compare the stock ownership and options held by each officer with the other officers' equity positions and the officer's experience and value to us.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Sampath's base salary did not increase in 1999. In determining his salary, Network Associates, our sole stockholder until December 1999, considered, among other things, compensation data for chief executives of comparable companies.

     The Chief Executive Officer evaluates the performance of all other executive officers on an annual basis and recommends salary adjustments, which are subject to review and approval by the Compensation Committee. Performance evaluations for individual executive officers are based on predetermined individual goals proposed by management and approved by the Compensation Committee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits deductions for federal income tax purposes, certain executive compensation exceeding $1,000,000 for any executive officer in any year. Our 1999 Stock Plan enables compensation recognized in connection with the exercise of options to qualify as an exception to the deduction limit. The Committee will continue to evaluate the issues relating to executive compensation and will take appropriate action where necessary. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws where possible.

                                          COMPENSATION COMMITTEE
                                          William Larson
                                          Frank Gill
                                          Richard Schell

                        COMPARISON OF STOCKHOLDER RETURN

     The following graph compares the cumulative total returns for our Class A Common Stock for the period commencing December 2, 1999 and ending December 31, 1999 to the CRSP Total Return Index for the NASDAQ Stock Market ("NASDAQ US") and the CRSP Total Return Industry Index for NASDAQ Computer and Data Processing Services Stocks ("C&DP Index"), each of which assumes an initial value of $100 and reinvestment of dividends. Historic stock price performance should not be considered indicative of future stock price performance.

                COMPARISON OF ONE MONTH CUMULATIVE TOTAL RETURN
[STOCK PERFORMANCE GRAPH]

                                                                              NASDAQ STOCK MARKET -         NASDAQ COMPUTER &
                                                 MCAFEE.COM CORPORATION                US                    DATA PROCESSING
                                                 ----------------------       ---------------------         -----------------
Dec 2, 1999                                                100                         100                         100
Dec 31, 1999                                               102                         117                         128

     Pursuant to the Proxy Rules, the Compensation Committee Report and the Stock Performance Graph are not deemed filed with the SEC and are not deemed incorporated by reference into any filings with the SEC. Performance for the period from December 2, 1999 to December 31, 1999, reflects a December 31, 1999 closing market price on the Nasdaq National Market of $45.00. As of April 18, 2000, the closing market price for our Class A common stock was $22.875 and therefore the cumulative return would have been 52 on the chart above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, executive officers and persons who are 10% stockholders are required to file reports with respect to their ownership and changes of ownership of our common stock with the SEC. Based solely on our review of the copies of such reports we received or on written representations from certain reporting persons, we believe that during fiscal year 1999, all filing requirements were satisfied.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to the Named Officers as of December 31, 1999, based on salary and bonus. There were no other executive officers as of December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                 NUMBER OF
                                                                 MCAFEE.COM
                                                                 SECURITIES     NUMBER OF
                                                                 UNDERLYING   NAI SECURITIES    ALL OTHER
     NAME AND PRINCIPAL                     SALARY               MCAFEE.COM     UNDERLYING     COMPENSATION
          POSITION            AGE   YEAR    ($)(1)    BONUS($)   OPTIONS(#)   NAI OPTIONS #       ($)(2)
     ------------------       ---   ----   --------   --------   ----------   --------------   ------------
Srivats Sampath(3)..........  42    1999   $240,000   $62,608     900,000             --          $3,250
President and Chief
  Executive                         1998   $112,769   $15,652          --        150,000          $1,695
  Officer
Evan Collins(4).............  37    1999   $ 87,500   $39,730     170,000         10,000          $1,140
Vice President, Chief
  Financial Officer and
  Secretary

---------------
(1) Salary includes amounts deferred under the Network Associates 401(k) Plan.

(2) Represents contributions made by us pursuant to the Network Associates 401(k) Plan.

(3) Mr. Sampath's salary for 1998 is for the period from June 1998 through December 31, 1998.

(4) Mr. Collins' salary is for the period from July 1, 1999 through December 31, 1999. Prior to July 1, 1999 Mr. Collins was employed by Network Associates.

     Our officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

OPTION GRANTS

     The table set forth below provides summary information regarding stock options granted to our Named Officers in the year ended December 31, 1999.

     All options granted to these Named Officers are non-qualified stock options and are immediately exercisable. The options vest over four years at a rate of 25% of the shares subject to the option on the first anniversary of the date of grant and 2.083% each subsequent month. The options expire ten years from the date of grant and were granted at an exercise price equal to the fair market value of our common stock on the date of grant. The fair value was based on third party valuations at the date of grant.

     Potential realizable values are computed by (a) multiplying the number of shares of Class A common stock issuable upon exercise of a given option by the exercise price per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten year term of the option and (c) subtracting from that result the aggregate option exercise price. In addition, potential realizable values do not take into account taxes associated with exercise, if any. The 5% and

10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

                             OPTION GRANTS IN 1999

                                             INDIVIDUAL GRANTS
                                     ----------------------------------                 POTENTIAL REALIZABLE
                                                     % OF                                 VALUE AT ASSUMED
                                                    TOTAL                                  ANNUAL RATES OF
                                     NUMBER OF     OPTIONS                                   STOCK PRICE
                                     SECURITIES   GRANTED TO                              APPRECIATION FOR
                         COMPANY     UNDERLYING   EMPLOYEES    EXERCISE                      OPTION TERM
                         GRANTING     OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------
         NAME            OPTIONS     GRANTED(#)      YEAR       ($/SH)       DATE          5%          10%
         ----           ----------   ----------   ----------   --------   ----------   ----------   ----------
Srivats Sampath(1)....  McAfee.com    900,000        25.8%      $ 3.67    1/15/2009    $3,328,133   $6,996,434
Evan Collins..........  McAfee.com    100,000         2.9%      $ 4.64     7/1/2009    $  289,084   $  731,041
                        McAfee.com     70,000         2.0%      $ 7.33    10/1/2009    $  322,466   $  817,191
                           NAI         10,000         0.1%      $11.06    4/20/2009    $  180,196   $  286,933

OPTION EXERCISES AND HOLDINGS

     There have been no McAfee.com option exercises to date.

     The following table shows the value of unexercised stock options held by the executive officers during the year ended December 31, 1999:

                           YEAR-END OPTION VALUES(1)

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                       COMPANY       OPTIONS AT 12/31/99(#)           AT 12/31/99($)(1)
                                       GRANTING    ---------------------------   ---------------------------
                NAME                    OPTION     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                  ----------   -----------   -------------   -----------   -------------
Srivat Sampath......................  McAfee.com         --         900,000             --      $37,197,000
                                         NAI         49,999         100,001       $      0      $         0
Evan Collins........................  McAfee.com         --         170,000             --      $ 6,673,250
                                         NAI         45,000          62,267       $703,148      $   972,953

------------------------
(1) Calculated by taking the closing market price on December 31, 1999 of $45.00 for McAfee.com and $26.688 for Network Associates, less the exercise price, multiplied by the number of options exercisable or unexercisable. The amounts in these columns may not represent amounts actually realized by these executive officers.

OFFICERS AND DIRECTORS INSURANCE

     We maintain an insurance policy covering officers and directors to cover any claims made against them for wrongful acts that they may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

CERTAIN TRANSACTIONS

     We have entered into certain agreements with Network Associates for the purpose of defining their ongoing relationship. These agreements were developed in the context of a parent/subsidiary relationship and therefore are not the result of arms-length negotiations between independent parties. Although the terms of these agreements or the transactions contemplated by these agreements may be less favorable to us than terms we could have obtained from unaffiliated third parties, we believe that these agreements taken as a whole are fair to both parties and that the amount of the expenses contemplated by the agreements would not be materially different if we operated on a stand-alone basis.

     Corporate Management Services Agreement. On January 1, 1999, we entered into a Corporate Management Services Agreement with Network Associates under which Network Associates provides us services relating to tax, accounting, insurance, employee benefits administration, corporate record-keeping, payroll, information technology infrastructure, and facilities management. In addition, we may request certain additional services to be provided from time-to-time in the future, with the fee for such additional services subject to negotiation between the parties. The initial monthly fee that we are required to pay for these services under the agreement is a portion of the costs to Network Associates (based on headcount) plus a 10% mark-up. During the year ended December 31, 1999, Network Associates charged us $3.7 million under this agreement. For the fiscal periods prior to 1999, general and administrative expenses allocated to us were based on a similar calculation.

     The Corporate Management Services Agreement may be terminated either by us upon 30 days notice, or by Network Associates when it ceases to own a majority of the our outstanding voting stock. Following a termination of this agreement, we may be unable to secure these services from others on acceptable terms. If we are unsuccessful in obtaining acceptable provision of these services upon termination of the corporate management services agreement, our future financial performance could be adversely affected.

     Cross License Agreement. We entered into a technology cross license agreement with Network Associates through one of Network Associates' wholly-owned subsidiaries. Under this agreement, Network Associates has granted us worldwide non-exclusive patent licenses and exclusive copyright licenses for the sale or licensing of software products or software services to certain OEMs and end users solely via the Internet. Eligible end users include only single-node, individual consumers. In consideration for the license and rights granted under this license, we are required to pay Network Associates a royalty on revenues from related product and subscription sales, initially at a rate of 20% commencing on January 1, 1999 and declining 1.625% per quarter until the rate is 7% in the quarter beginning January 1, 2001, and remaining at 7% thereafter. Also under this agreement, we have granted Network Associates non-exclusive patent licenses and exclusive copyright licenses for the sale of products to enterprise customers through any method of distribution including the Internet and to end users through any method excluding the Internet. In consideration for the rights granted under this license, Network Associates is required to pay us a royalty of $250,000 per quarter. Under this cross technology agreement, Network Associates will provide end user support to the our customers. Charges for such support will be equal to a portion of the costs to Network Associates plus a 10% markup.

     During the year ended December 31, 1999, we were charged $2.4 million and $4.4 million for royalties and support services, respectively. Had the technology agreement been in effect in prior years, royalties, exclusive of the royalty payable from Network Associates, would have been $1.2 million and $478,000 for 1998 and 1997, respectively.

     Asset Contribution and Receivables Settlement Agreement. We entered into an asset contribution agreement with Network Associates effective as of January 1, 1999 that transfers ownership of certain assets to us. Among the assets transferred to us were: a number of co-hosting and technology agreements to which Network Associates is a party; revenues from advertising and sponsorship agreements involving us; ownership rights in 3 patent applications; computers and Internet infrastructure hardware; and any other assets which both Network Associates and our board of directors agree to transfer at a future date. All assets transferred from Network Associates have been recorded as a permanent contribution to capital, at Network Associates' carryover basis. No liabilities were transferred to us except for those directly resulting from the assets transferred.

     Revolving Loan Agreement. In January 1999, we entered into a revolving loan agreement with Network Associates. Under the agreement, Network Associates has agreed to make available to us up to $30 million in cash as a revolving loan. The interest rate under this revolving loan is equal to the one-month LIBOR rate. The revolving loan is repayable in full on January 1, 2001, the termination date of the agreement. As of December 31, 1999, no amounts were outstanding under this agreement.

     Tax Sharing Agreement. We have entered into a tax-sharing agreement with Network Associates under which we calculate our income taxes on a separate return basis. We will be included in Network Associates' consolidated group for federal income tax purposes for so long as Network Associates beneficially owns at least 80% of the total voting power and the value of the outstanding common stock. Each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the tax-sharing agreement allocates tax liabilities between Network Associates and us, during the period in which we are included in Network Associates' consolidated group, we could be liable in the event that any federal tax liability is incurred, but not discharged, by any other members of Network Associates' consolidated group.

     Under the tax sharing agreement, Network Associates and each other member has agreed to indemnify us if we are required to pay any tax liability amount in excess of its hypothetical separate income tax liability, provided we are not in default of our obligation to pay our hypothetical separate income tax liability to Network Associates.

     The tax sharing agreement will terminate if we are no longer eligible to join Network Associates in the filing of a consolidated federal income tax return. In the event of such termination, any net operating losses or other carryforward amounts would not be available to us upon departure from the group. Under the tax sharing agreement, we will not be reimbursed for any such loss of tax benefits.

     Joint Cooperation Agreement. We have entered into a Joint Cooperation and Master Services Agreement with Network Associates which governs the provision of technology services among the parties. Under this agreement, Network Associates' anti-virus emergency response team (AVERT) will provide us with research and solutions for virus events. The agreement also contains standard terms and conditions governing the provision of technology services from one party to the other under statements of work that may be negotiated from time to time. Currently we have entered into one such statement of work under which we provide Network Associates the infrastructure and technical support services for Network Associates' web site (www.Network Associates.com). Network Associates pays us a fee for these services in an amount equal to ten percent of our total quarterly technology costs plus a ten percent service charge. We are obligated to provide these services until December 31, 2000 under this statement of work. During the year ended December 31, 1999, the charge to Network Associates was $834,000. This amount has been offset against technology costs. For the fiscal periods prior to 1999, we provided similar services to Network Associates, which were allocated and accounted for in the same manner.

     Indemnification and Voting Agreement. We have entered into an Indemnification and Voting Agreement with Network Associates which became effective on December 2, 1999. Except under certain specified circumstances, Network Associates will indemnify us for all losses related to any third party claims relating to events or circumstances arising out of actions or inaction of Network Associates, including its subsidiaries and officers and directors, on or prior to December 2, 1999. Additionally, for so long as Network Associates owns at least 20% of our outstanding voting power, it will vote its shares of our common stock in favor of the election of two independent directors.

     Registration Rights Agreement. We have entered into a registration rights agreement with Network Associates that entitles Network Associates to include the shares of common stock it owns in us in any future registration of common stock we make, other than any registration statement relating to an acquisition or a stock option plan. In addition, at any time after six months from December 2, 1999, Network Associates or certain transferees can request that we file a registration statement so they can publicly sell their shares. We have agreed pursuant to the terms of this registration rights agreement to pay all costs and expenses, other than underwriting discounts and commissions, related to shares to be sold by Network Associates or certain transferees in connection with any such registration.

     Option Grants to Network Associates Officers, Directors and Employees. In January 1999, we granted options for a total 3,420,000 shares of our Class A common stock to four executive officers and one non-executive officer of Network Associates at exercise price of $3.67 per share. At the time the options were granted, they vested 25% on January 15, 2000 with 2.083% vesting each month thereafter for the following 36 months. Vesting is based on service to Network Associates or any subsidiary thereof. In September 1999, the aggregate number of options granted and the amount of each individual grant, was reduced by 50%. In exchange for this reduction, we agreed to vest in full the remaining options. Included in these grants, as so reduced, is a grant to William Larson of 900,000 shares, to Prabhat Goyal of 360,000 shares, to Peter Watkins of 180,000 shares, to Zachary Nelson of 180,000 shares and to Joanne Evans of 90,000 shares, all of which are for our Class A common stock. Mr. Larson is an executive officer and director of Network Associates and a McAfee.com director and Mr. Goyal is an executive officer of Network Associates and a McAfee.com director.

     In addition to the above option grants, in 1999 we granted to approximately 187 other employees of Network Associates options for an additional 387,750 shares of Class A common stock at an average exercise price of $7.09 per share. These options are fully vested.

                               OTHER INFORMATION

     We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

                                          By Order of the Board of Directors

                                          /s/ Evan S. Collins
                                          Evan S. Collins
                                          Secretary

April 25, 2000

                                    ANNEX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                             MCAFEE.COM CORPORATION

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of McAfee.com Corporation and its subsidiaries (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate to the Board of Directors independent auditors to audit the Company's financial statements and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention. In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

          1. Each member will be an independent director, as defined in NASDAQ Rule 4200;

          2. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

          3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding the foregoing, one director who is not an independent director may serve on the Audit Committee if the required determination and other requirements of NASD Rule 4310(c)(26)(B) are complied with.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

          1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

          2. Reviewing the independent auditors' proposed audit scope and approach;

          3. Reviewing and managing the external audit and the Company's relationship with its external auditors by (i) selecting, and evaluating the performance of the independent auditors; (ii) reviewing the independent auditors' proposed fee arrangements, audit scope and approach; (iii) obtaining a formal written statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the board, and to the extent there are relationships, monitoring and investigating them; (iv) reviewing the independent auditors' peer review conducted every three years; and (v) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

          4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

          5. Reviewing before release, and recommending to the Board of Directors for inclusion in the Company's annual report on Form 10-K, the audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations;

          6. Ensuring that the Company's independent auditors review the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

          7. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

          8. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of auditor's services and audit committee members and activities;

          9. Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

          10. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          11. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

          12. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

          13. Reviewing related party transactions for potential conflicts of interest;

          14. Reviewing its own structure, processes and membership requirements;

          15. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
     Schedule 14A; and

          16. Performing other oversight functions as requested by the full Board of Directors.

          17. Renewing the Company's compliance with employee benefit plans.

          18. Overseeing and reviewing the Company's policies regarding information technology and management information systems.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

MEETINGS:

     The Audit Committee will meet at least three times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Chief Executive Officer, Chief Financial Officer, and the independent auditors shall be invited to attend all meetings. The Audit Committee will meet separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     The Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

                                                                    MCAF-PS-2000

                                   DETACH HERE

                                      PROXY
                             MCAFEE.COM CORPORATION

                               2805 Bowers Avenue
                          Santa Clara, California 95051
           This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Srivats Sampath and Evan Collins as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of common stock of McAfee.com Corporation held of record by the undersigned on April 3, 2000, at the Annual Meeting of Stockholders to be held on May 25, 2000, or any adjournment thereof.

--------------------------------------------------------------------------------
 SEE REVERSE SIDE (Continued and to be signed on reverse side) SEE REVERSE SIDE


                                  DETATCH HERE

        [X] Please mark votes as in this example.

        This Proxy, when properly executed, will be voted in the manner directed herein by the assigned stockholder. If no direction is taken this proxy will be voted for Proposals 1and 2.

        1. Election of Class I Directors.

           Nominees: (01) Frank Gill and (02) Prabhat Goyal

                  For         Withheld
                  [ ]         [ ]

                  [ ] _______________________________________
                      For both nominees except as noted below



        2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the fiscal year ended December 31, 2000.

           For         Against       Abstain
           [ ]         [ ]           [ ]



At their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPLY USING THE ENCLOSED ENVELOPE.

        Please sign exactly as name appears to the left. When shares are held in joint tenancy, all of such persons should sign. When signing as attorney, executor,administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:__________________________________________ Date:_____________

Signature:__________________________________________ Date:_____________